SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 14, 1997
                                                 -------------------------------

                            Commercial Credit Company
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             (Exact name of registrant as specified in its charter)

   Delaware                     1-6594                            52-0883351
---------------              -----------                        -------------
(State or other              (Commission                        (IRS Employer
jurisdiction of              File Number)                    Identification No.)
incorporation)

                 300 Saint Paul Place, Baltimore, Maryland            21202
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               (Address of principal executive offices) (Zip Code)

                                 (410) 332-3000
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              (Registrant's telephone number, including area code)

                            COMMERCIAL CREDIT COMPANY

                           Current Report on Form 8-K

Item 5. OTHER EVENTS

RESULTS OF OPERATIONS

Quarterly earnings were lower, as expected -- driven by a higher provision for loan losses. The net income of Commercial Credit Company (the "Company") for the three months ended March 31, 1997 was $42.4 million compared to $48.4 million in the corresponding 1996 period. The Company's income before income taxes for the three months ended March 31, 1997 was $64.6 million compared to $74.2 million in the corresponding 1996 period. The Company's revenues for the three months ended March 31, 1997 were $383.7 million compared to $355.6 million in the corresponding 1996 period.

At March 31, 1997 the Company had total debt consisting of certificates of deposit of $131.6 million, short-term borrowings of $2,112.2 million and long-term debt of $5,400.0 million. In addition the Company's total stockholder's equity at March 31, 1997 was $1,280.7 million.


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

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                            COMMERCIAL CREDIT COMPANY
                             SELECTED FINANCIAL DATA
                            (In millions of dollars)

                                                         Three months ended
BUSINESS SEGMENT DATA                                         March 31,
                                                      -------------------------
                                                        1997            1996
                                                      --------        --------
REVENUES:
Consumer Finance                                      $  376.3        $  347.5
Corporate and Other                                        7.4             8.1
                                                      --------        --------
REVENUES                                              $  383.7        $  355.6
                                                      ========        ========

NET INCOME:
Consumer Finance                                      $   47.0        $   55.5
Corporate and Other                                       (4.6)           (7.1)
                                                      --------        --------
NET INCOME                                            $   42.4        $   48.4
                                                      ========        ========

                                                         As of, and for, the
                                                         Three months ended
                                                              March 31,
                                                     --------------------------
                                                       1997             1996
                                                     ---------        ---------
Net receivables
  Real estate - secured loans                        $ 3,698.2        $ 3,010.6
  Personal loans                                       3,257.2          3,011.3
  Credit cards                                           972.2            807.4
  Sales finance and other                                519.0            478.1
                                                     ---------        ---------

Consumer finance receivables,
   net of unearned finance charges                     8,446.6          7,307.4
Accrued interest receivable                               51.7             44.6
Allowance for credit losses                             (250.9)          (210.7)
                                                     ---------        ---------
Consumer finance receivables, net                    $ 8,247.4        $ 7,141.3
                                                     =========        =========

Average yield                                          14.65%           15.43%
Average net interest margin                             8.17%            8.75%
Charge-off rate                                         2.95%            2.87%
60+ days past due as % of
  receivables                                           2.25%            2.21%
Reserves as % of net receivables                        2.97%            2.88%


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

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            COMMERCIAL CREDIT COMPANY


Dated:  April 14, 1997                 By /s/ William T. Bozarth
                                          -----------------------------
                                          William T. Bozarth
                                          Vice President


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